CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 333-146327 on Form N-1A of our report dated December 23, 2011, relating to the financial statements and financial highlights of Focus Morningstar U.S. Market Index ETF, Focus Morningstar Large Cap Index ETF, Focus Morningstar Mid Cap Index ETF, Focus Morningstar Small Cap Index ETF, Focus Morningstar Basic Materials Index ETF, Focus Morningstar Communications Services Index ETF, Focus Morningstar Consumer Cyclical Index ETF, Focus Morningstar Consumer Defensive Index ETF, Focus Morningstar Energy Index ETF, Focus Morningstar Financial Services Index ETF, Focus Morningstar Health Care Index ETF, Focus Morningstar Industrials Index ETF, Focus Morningstar Real Estate Index ETF, Focus Morningstar Technology Index ETF, and Focus Morningstar Utilities Index ETF, each a series of FocusShares Trust, appearing in the Annual Report on Form N-CSR of FocusShares Trust for the year ended October 31, 2011, and to the references to us under the headings “Independent Registered Public Accounting Firm” and "Financial Highlights " in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 27, 2012